UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2009

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

Abitibi DIP Facility Amendment

On October 30, 2009, AbitibiBowater Inc.'s (the "Company") subsidiaries Abitibi-Consolidated Inc. and Donohue Corp. entered into an amendment to the US$100 Million SuperPriority Senior Secured Debtor In Possession Credit Facility dated as of May 6, 2009 among Abitibi-Consolidated Inc. and Donohue Corp., as Borrowers, Bank of Montreal, as Lender, and the Subsidiary Guarantors named therein, and guaranteed by Investissement Québec, as Sponsor (the "Abitibi DIP Facility").

The amendment extends the term of the Abitibi DIP Facility to the earliest of December 15, 2009 and the closing of the sale (the "MPCo Transaction") of the Company's 60% indirect interest in Manicouagan Power Company, which has been delayed to later in the fourth quarter despite the continued efforts of all interest parties. The Abitibi DIP Facility would have been repayable on November 1, 2009; the Company expects (and is required) to repay the Abitibi DIP Facility with a portion of the proceeds of the MPCo Transaction. The amendment to the Abitibi DIP Facility was approved by the Québec Superior Court on October 30, 2009 in connection with the proceedings under the Companies' Creditors Arrangement Act (Canada).

BMO Capital Markets Corp. and certain other subsidiaries of the Bank of Montreal provide financial advisory services and other financial services to the Company and certain of its subsidiaries. The Bank of Montreal was not involved in its capacity as adviser to the Company in determining the terms of the Abitibi DIP Facility, as amended.

A copy of the amendment to the Abitibi DIP Facility is included as Exhibit 10.1 to this current report and is incorporated herein by reference. The summary of the amendment is qualified in its entirety by reference thereto.

Sponsor Guarantee Amendment

In connection with the foregoing amendment to the Abitibi DIP Facility, Abitibi-Consolidated Inc. and Donohue Corp. also entered into an amendment to Investissement Québec's Offer to Guarantee the Abitibi DIP Facility dated May 6, 2009 to extend its term on a consistent basis.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

(b) Resignation of Directors.

Mr. John W. Weaver resigned from AbitibiBowater Inc.'s Board of Directors effective as of October 31, 2009. A copy of the press release announcing his resignation is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

	(d)	Exhibits.

10.1

Amending Agreement dated as of October 30, 2009 among Abitibi-Consolidated Inc., Donohue Corp. and Bank of Montreal, read and received by Investissement Québec, to the US$100 Million SuperPriority Senior Secured Debtor In Possession Credit Facility dated May 6, 2009.

		99.1	Press release issued by the Company on November 2, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: November 5, 2009		Name: Jacques P. Vachon
Title: Senior Vice-President, Corporate Affairs and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amending Agreement dated as of October 30, 2009 among Abitibi-Consolidated Inc., Donohue Corp. and Bank of Montreal, read and received by Investissement Québec, to the US$100 Million SuperPriority Senior Secured Debtor In Possession Credit Facility dated May 6, 2009.

99.1	Press release issued by the Company on November 2, 2009.

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